Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective
Amendment No. 67 to the Registration Statement (Form N-4 No. 33-34370) of Variable Annuity
Account B of ING Life Insurance and Annuity Company, and to the use therein of our reports dated (a) December 18, 2012, with respect to the consolidated financial statements of ING Life
Insurance and Annuity Company and (b) April 9, 2012, with respect to the financial statements of Variable Annuity Account B of ING Life Insurance and Annuity Company.

/s/ Ernst & Young LLP

Atlanta, Georgia December 20, 2012